MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement, dated as of February 10, 2002 (the "Agreement"), is entered into between German American Capital Corporation (the "Seller") and First Union Commercial Mortgage Securities, Inc. (the "Purchaser").

            The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the "Other Mortgage Loans"), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2002, among the Purchaser as depositor, First Union National Bank, as master servicer (in such capacity, the "Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer"), LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1.  Agreement to Purchase.

            The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $151,693,666 (the "GACC Mortgage Loan Balance") (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received. The GACC Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the "Cut-Off Date Pool Balance") of $728,324,739 (subject to a variance of plus or minus 5%). The purchase and sale of the Mortgage Loans shall take place on February 25, 2002 or such other date as shall be mutually acceptable to the parties to this Agreement (the "Closing Date"). The consideration (the "Purchase Price") for the Mortgage Loans shall be equal to (i) 104.06% of the GACC Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $733,196, which amount represents the amount of interest accrued on the GACC Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

            The Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

            SECTION 2.  Conveyance of Mortgage Loans.

            (a) Effective as of the Closing Date, subject only to receipt of the Purchase Price, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

            (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the Seller.

            (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall contain the following documents:

            (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv) an original executed assignment, in recordable form, (except for completion of the assignee's name (if the assignment is delivered in blank) and any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause
      (iv) above), in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

            (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, a copy of the UCC Amendment, in form suitable for filing in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, as assignee, or in blank;

            (ix) an original or copy of any Ground Lease, any Lease Enhancement Policy, guaranty or ground lessor estoppel;

            (x) any intercreditor agreement relating to permitted debt of the Mortgagor and any intercreditor agreement related to mezzanine debt related to the Mortgagor;

            (xi) a copy of any letter of credit and related transfer documents, loan agreement, escrow agreement or security agreement relating to a Mortgage Loan; and

            (xii) for each hospitality property, the franchise agreement and comfort letter, if any.

            (d) The Seller, at Seller's reasonable cost and expense, shall take all actions necessary or desirable (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.

            (e) All documents and records (except attorney-client privileged communication and internal credit analysis of the Seller) relating to each Mortgage Loan and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts; provided, however, that the Seller shall deliver each original letter of credit and the related transfer documents to the Trustee on the Closing Date, and the Trustee shall forward such letters of credit and related transfer documents to the Master Servicer pursuant to the Pooling and Servicing Agreement.

            (f) The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

            SECTION 3.  Representations, Warranties and Covenants of Seller.

            (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

               (i) The Seller is a corporation organized and validly existing and in good standing under the laws of the State of Maryland and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a corporation, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

               (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's articles of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

               (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

               (v) The Seller is not a party to or bound by any agreement or instrument or subject to any articles of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

               (vii) No litigation is pending or, to the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement; and

               (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute reasonably equivalent value at least equal to the fair market value of the Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

            (b) The Seller hereby makes the representations and warranties contained in Schedule I hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan.

            (c) With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days of the Closing Date, with respect to the documents specified in clauses (ii), (vii), (ix) (solely with respect to Ground Leases) and (xi) (solely with respect to letters of credit and the related transfer documents) of the definition of Mortgage File, the Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement). If such exception is not so cured, the Mortgage Loan Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause
(xi) (solely with respect to letters of credit) of the definition of "Mortgage File", deposit with the Master Servicer an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Mortgage Loan Seller may deliver to the Master Servicer with a certified copy to the Trustee a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (ii) and
(vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date. Any funds or letter of credit deposited pursuant to clauses (2) and (3) shall be held by the Trustee or the Master Servicer, as applicable, until the earlier of
(x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Mortgage Loan Seller and (y) thirty (30) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days, (A) in the case of clause (2), the Master Servicer shall retain the funds or letter of credit, as applicable, or (B) in the case of clause (3), the Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Mortgage Loan Seller.

If the Seller receives written notice of a Material Document Defect or a Material Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall, not later than 90 days from receipt of such notice (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than 90 days from any party to the Pooling and Servicing Agreement discovering such Material Document Defect or Material Breach provided the Seller receives such notice in a timely manner), cure such Material Document Defect or Material Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Material Document Defect or Material Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period, (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith, or (iii) at the sole discretion of the Controlling Class Representative (so long as the Controlling Class Representative is not the related Mortgage Loan Seller or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special Reserve Account with the Trustee an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan as of such date for which certain types of Material Document Defects relating to a delay in the return of documents from the local filing or recording offices remain uncorrected for 18 months following the Closing Date; provided, however, that unless the Material Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period, such Seller shall have (x) with respect to any such Material Breach, an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan); and provided, further, that with respect to such additional 90-day period or Resolution Extension Period, as case may be, the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period or Resolution Extension Period. A Material Document Defect or Material Breach as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"), and is not cured as provided for above, shall require the repurchase or substitution of all such cross-collateralized and cross-defaulted Mortgage Loans; provided, that with respect to any Mortgage Loan the Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen, or all of the related Crossed Loans, if the affected Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the Mortgage(s) for the Mortgaged Property(ies) remaining after application of such partial release provisions or, in the alternative, at the sole discretion of the Controlling Class Representative (so long as the Controlling Class Representative is not the related Mortgage Loan Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the pool of Crossed Loans shall be reasonably acceptable; provided, however, that in connection with a partial release, the Seller shall obtain an Opinion of Counsel (at the Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I or REMIC II, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against any resultant tax, result in the imposition of any tax; provided, further, that the borrower under such Mortgage Loan is an intended third party beneficiary of this provision, which shall not be modified without such borrower's consent. For a period of four years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Material Document Defect or Material Breach, the Seller shall provide the officer's certificate to the Trustee described above as to the reasons such Material Document Defect or Material Breach remains uncured and as to the actions being taken to pursue cure. Notwithstanding the foregoing, the delivery of a binding commitment to issue a policy of lender's title insurance as described in clause (vii) of Section 2(c) hereof in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Material Document Defect or Material Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (d) In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, and (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it.

            (e) Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 3 of this Agreement. Nothing in this Agreement shall prohibit the Purchaser or its assigns from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce the rights set forth herein against the Seller. In the event that a Mortgage Loan or REO Property is liquidated during the period of time in which any action with respect to a claim is ongoing pursuant to this Section 3, if a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase such Mortgage Loan or REO Loan or REO Property or the Seller otherwise accepts liability in connection therewith, then, after the expiration of any applicable appeal period, the Seller will be obligated to pay to the Purchaser the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon a liquidation of such Mortgage Loan; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fee) related thereto.

            (f) Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 27 of
Schedule I, then the Purchaser shall direct the Seller in writing to wire transfer to the Certificate Account, within 90 days of the Seller's receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders and the Trustee on their behalf that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

            Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Loan and either (i) the Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Mortgage Loan, materially and adversely affects the value of the related REO Property or material additional collateral or the interests of the Purchaser, the Trust Fund or any Certificateholder therein, then the Seller shall have the same cure/repurchase rights and obligations with respect to such Material Document Defect or Material Breach and such related REO Property or material additional collateral as it would have had with respect to the affected Mortgage Loan, if it were still outstanding.

            If there exists with respect to any REO Property an alleged Material Breach or Material Document Defect, then in the event of a potential sale of such REO Property, the Seller shall have the right to purchase such REO Property from the Purchaser or its assigns at a purchase price equal to the amount of such offer. The Seller shall have three (3) Business Days from the date that it was notified of such offer to purchase such REO Property. The Special Servicer shall provide the Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) without representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

            SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

            (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

            (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c) Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

            (d) None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser's assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

            (e) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the aggregate Purchase Price.

            (f) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement.

            (g) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

            SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, Charlotte, North Carolina on the Closing Date.

            The Closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

            (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (c) The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

            (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

            (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

            (f) A letter from the independent accounting firm of KPMG LLP in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus and Prospectus Supplement, respectively, shall have been delivered to the Seller, the Purchaser and the Underwriters.

            Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller;

            (b) An officer's certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

            (c) An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

            (d) An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, included or includes any untrue statement of a material fact relating to the Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact relating to the Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading;

            (e) The articles of association and by-laws of the Seller, and a certificate of good standing of the Seller issued by the State of Maryland not earlier than sixty (60) days prior to the Closing Date.

            (f) A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

            (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            SECTION 7.  Indemnification.

            (a) The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or any Underwriter within the meaning of either
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates (the items in (A) and (B) being defined as the "Disclosure Material"), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement including without limitation Annex A thereto, the Memorandum, the Diskette, any Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth (Y) in the Prospectus Supplement and the Memorandum under the headings:
"SUMMARY OF PROSPECTUS SUPPLEMENT-THE PARTIES-The Mortgage Loan Sellers" and "-The Mortgage Loan Originators", "SUMMARY OF PROSPECTUS SUPPLEMENT-THE MORTGAGE LOANS", "RISK FACTORS-Certain Risk Factors Associated With the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" and (Z) on Annex A to the Prospectus Supplement and, to the extent consistent therewith, on the Diskette, (III) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon any other information concerning the characteristics of the Mortgage Loans, the related obligors on the Mortgage Loans or the related Mortgaged Properties furnished to the Purchaser or the Underwriters by the Seller; provided that the indemnification provided by this
Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans. The information described in clauses (I) through (IV) above is collectively referred to as the "Seller Information". The Seller shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

            (b) For purposes of this Agreement, "Registration Statement" shall mean such registration statement No. 333-68246 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Base Prospectus" shall mean the prospectus dated February 6, 2002, as supplemented by the prospectus supplement dated February 14, 2002 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") relating to the Registered Certificates, including all annexes thereto; "Memorandum" shall mean the private placement memorandum dated February 20, 2002, relating to the Non-Registered Certificates, including all exhibits thereto; "Registered Certificates" shall mean the Class A-1, Class A-2, Class B, Class C and Class D Certificates; "Non-Registered Certificates" shall mean the Certificates other than the Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action Letters"); "Diskette" shall mean the diskette or compact disc attached to each of the Prospectus and the Memorandum; and "Data File" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letter dated February 6, 2002 and rendered by KPMG LLP (a "hard copy" of which Data File was initialed on behalf of the Seller and the Purchaser).

            (c) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 7 (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this
Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Underwriters, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

            (e) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

            (g) Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters shall be third-party beneficiaries of the provisions of this Section 7.

            SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the GACC Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance): (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iv) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Memorandum and any related Computational Materials or ABS Term Sheets, including in respect of the cost of obtaining any "comfort letters" with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any "Blue Sky" survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey;
(viii) the expenses of printing any such "Blue Sky" survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to such Seller's Mortgage Loans. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

            SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then,
(a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

            SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

            SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

            SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            SECTION 15. Attorneys Fees. If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            SECTION 16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters (as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7. This Agreement is enforceable by the Underwriters and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

            SECTION 18. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

            SECTION 19. Accountants' Letters. The parties hereto shall cooperate with KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                SELLER
                                ------

                                GERMAN AMERICAN CAPITAL CORPORATION


                                By: /s/ Helaine M. Kaplan
                                   ---------------------------------------
                                   Name:  Helaine M. Kaplan
                                   Title: Authorized Signatory


                                By: /s/ Donald S. Belanger
                                   ---------------------------------------
                                   Name:  Donald S. Belanger
                                   Title: Vice President


                                Address for Notices:

                                Deutsche Banc Alex. Brown
                                31 West 52nd Street
                                New York, New York 10019




                                PURCHASER
                                ---------

                                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.


                                By:  /s/ William J. Cohane
                                   --------------------------------------
                                   Name:  William J. Cohane
                                   Title: Vice President

                                Address for Notices:

                                One First Union Center
                                301 South College Street
                                Charlotte, North Carolina  28288-0600
                                Telecopier No.: (704) 383-4984
                                Telephone No.:  (704) 383-7639

                                   SCHEDULE I

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

            For purposes of this Schedule, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case:
(i) at the time of the Seller's origination or acquisition of the particular Mortgage Loan, after the Seller having conducted such inquiry and due diligence into such matters as would be customarily performed by a prudent institutional commercial or multifamily, as applicable, mortgage lenders; and (ii) subsequent to such origination, the Seller having utilized monitoring practices that would be utilized by a prudent commercial or multifamily, as applicable, mortgage lender and having made prudent inquiry as to the knowledge of the servicer servicing such Mortgage Loan on its behalf. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by the Seller or any servicer acting on its behalf.

            The Seller represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Cut-Off Date, except as set forth on the Schedules attached hereto:

            1. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule to the Pooling and Servicing Agreement was true and accurate in all material respects as of the Cut-Off Date.

            2. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

            3. Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had the full right, power and authority to sell, transfer and assign each Mortgage Loan and had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, participation interests, security interests or any other ownership interests or encumbrances of any nature (other than the rights to servicing and related compensation as reflected in the Mortgage Loan Schedule). The Seller is validly and effectively conveying to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien, claim, security interest or any other ownership interest or encumbrance of any kind. No person other than the Master Servicer and, with respect to Loan No. 57 Green River Center, GMAC Commercial Mortgage Corporation, has been granted or conveyed the right to service the Mortgage Loan or receive any consideration in connection therewith. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

            4. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder. Any requirements under the related Mortgage Loan documents regarding the completion of any on-site or off-site improvements and disbursements of any escrow funds therefor have been or are being complied with or escrow funds are still being held pending completion. The value of the Mortgaged Property relative to the value reflected in the most recent appraisal thereof is not impaired by any improvements which have not been completed.

            5. Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other material agreements and documents executed by the related Mortgagor or guarantor in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor or guarantor, as applicable (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, late charges, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            6. There exists as part of the related Mortgage File an Assignment of Leases either as a separate document or as part of the Mortgage. Each related Assignment of Leases creates a valid, first priority collateral assignment of, or a valid perfected first priority lien on or security interest in, certain rights under the related lease or leases, including the right to receive all payment due under the related Lease, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property.

            7. Subject to the exceptions and limitations set forth in paragraph 5 above, there is no right of rescission, offset, abatement or diminution, or valid defense or counterclaim with respect to any of the related Mortgage Note(s), Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late charges, additional interest, prepayment premiums or yield maintenance charges. The Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

            8. Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee has been or will be duly authorized, executed and delivered in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) by the Seller and constitutes the legal, valid, binding and enforceable assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and Assignment of Leases is freely assignable by Seller.

            9. Each related Mortgage is properly recorded (or, if not recorded, has been submitted in proper form for recording), in the applicable jurisdiction and constitutes a legal, valid and enforceable first lien on the related Mortgaged Property, except as set forth in paragraph 5, subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record and rights of tenants (as tenants only) and (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the Mortgage Loan and none of which is a mortgage lien that is pari passu or senior to the Mortgage Loan (with the exception of a Mortgage Loan which is cross-collateralized with one or more other Mortgage Loans); and such Mortgaged Property was, as of the origination of the Mortgage Loan, and, to the Seller's knowledge, is free and clear of any mechanics' and materialmen's liens (or rights that could give rise to a mechanic's or materialmen's lien) which are prior to or equal with the lien of the related Mortgage, except those which are insured against or for which there is neither an exclusion nor an exception, in a lender's title insurance policy as described above. None of the Title Exceptions, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgage Loan.

            10. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property described therein owned by a Mortgagor and located on the related Mortgaged Property (other than any personal property subject to a leasing arrangement permitted under the terms of such Mortgage Loan or any other applicable personal property leases (provided, the related Mortgage Loan documents contain a provision providing for the assignment of such leases and related contracts to the mortgagee in the event of a foreclosure of the Mortgage Loan) and in all cases, subject to a purchase money security interest), to the extent perfection may be effected pursuant to applicable law by recording or filing UCC Financing Statements, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and security interest on such items of personalty except as enforceability may be limited as set forth in paragraph 5 and to the extent such documents may create a valid and enforceable lien on such items of personalty. In the case of each Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first security interest in Mortgagor's related operating revenues with respect to such Mortgaged Property. An assignment of each UCC Financing Statement relating to the Mortgage Loan has been completed or will be prepared in blank which the Purchaser or Trustee, as applicable, or its designee is authorized to complete and to file in the filing office in which such Financing Statement was filed. Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

            11. No real estate taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of each related Mortgaged Property are delinquent and unpaid, or, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon.

            12. In the case of each Mortgage Loan, one or more engineering assessments were performed and prepared by an independent engineering consultant firm, which visited the related Mortgaged Property, not more than 12 months prior to the origination date of the related Mortgage Loan, and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Purchaser or its designee as part of the related Servicing File, the related Mortgaged Property is, to the Seller's knowledge, relying solely on the review of such engineering assessment(s), in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any such damage or deficiencies, material deferred maintenance or other similar conditions as described in the preceding sentence either (1) an escrow of funds equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial mortgage lender would deem appropriate under the circumstances was required or a letter of credit in such amount was obtained or (2) such repairs and maintenance have been completed. As of the date of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Seller has not received notice of, any pending or threatened proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.

            13. The Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a "marked up" pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which to the Mortgage Seller's knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to the Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the originator of the related Mortgage Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid. The Seller has not done, by act or omission, and the Seller has no knowledge of, anything that would impair the coverage under such Title Insurance Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Trustee and recording of the related Assignment of Mortgage in favor of Trustee in the applicable real estate records), such Title Insurance Policy will inure to the benefit of the Trustee without the consent of or notice to the title insurer. Such Title Insurance Policy contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no material encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property legally described in the Mortgage.

            14. Each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions;
      (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and
      (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:VIII by A.M. Best Company or "BBB-" (or the equivalent) from S&P or "Baa3" (or the equivalent) from Moody's. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. Such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Seller, all insurance coverage required under each Mortgage, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon. To the Seller's actual knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming the originator of the related Mortgage Loan, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor's expense if the Mortgagor fails to do so. Additionally, for any Mortgage Loan having an unpaid principal balance equal to or greater than $15,000,000, the Insurer has a claims paying ability rating from S&P of not less than "A-" (or the equivalent) or Moody's of not less than "A3" (or the equivalent) or A.M. Best of not less than A:VIII.

            15. Other than payments due but not yet 30 days or more past due,
      (A) as of the Closing Date there is no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage that materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property, and (B) since the date of origination of such Mortgage Loan, there has been no declaration by the Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) the Seller has no knowledge of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents that materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property; provided, however, that the representation and warranty set forth in either (A) or (C) does not address or otherwise cover any material default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of paragraphs 11, 12, 16, 19, 28, 29 and 44 of this Schedule I; the Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser; provided, however, no such waiver with respect to a Mortgage Loan has been granted since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Allied Capital Corporation; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related Mortgage File, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage.

            16. Each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been 30 days or more past due in respect of any Scheduled Payment, without giving effect to any applicable grace period.

            17. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as described on Schedule 17.

            18. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation of the fair market value of the referenced interest in real property will be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. If the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Yield Maintenance Charges or Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

            19. One or more Phase I environmental site assessments covering environmental hazards typically assessed for properties similar to the Mortgaged Property, including use, type, condition, age and tenants of the Mortgaged Property (or updates thereof) (each a "Phase I") meeting the requirements of the American Society for Testing and Materials and, with respect to certain Mortgage Loans, a Phase II environmental assessment and report (together with the related Phase I report or reports, collectively, the "Environmental Reports") were performed by a reputable environmental consulting firm which was independent of the Seller and the Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the origination of the related Mortgage Loan. Notwithstanding the preceding sentence, with respect to the Mortgage Loans set forth on Schedule 19 with an original principal balance of less than $3 million, no Phase I may have been obtained, but a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is part of the related Mortgage or Servicing File. The Seller, having made no independent inquiry other than to review the Environmental Report(s), if any, prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such Environmental Report(s). A copy of each Environmental Report is a part of the related Mortgage or Servicing File. With respect to any material and adverse environmental condition or circumstance disclosed in any such Environmental Report, one of the following statements is true: (i) such material and adverse condition or circumstance has been remediated in all material respects, or (ii) sufficient funds reasonably estimated to effect such remediation have been escrowed with the Seller for purposes of effecting such remediation, or (iii) the cost of remediation is less than 2% of the original principal balance of the related Mortgage Loan and the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Report or required by the applicable governmental authority, or (iv) another responsible party not related to the Mortgagor with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action approved by the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority's order or directive, or (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vii) such conditions or circumstances identified in the Environmental Report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, or (viii) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (ix) the related Mortgagor or other responsible party obtained a "No Further Action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (x) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan. All such Environmental Reports that were in the possession of the originator of the Mortgage Loan and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy or its agent prior to the issuance of such policy. Each Mortgage Loan requires the related Mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. Each Mortgagor represents and warrants in the related Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to its knowledge that as of the date of origination of such Mortgage Loan, there were no hazardous materials on the related Mortgaged Property other than as otherwise permitted by applicable law, code or regulation and that the Mortgagor has covenanted not to use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Mortgagor (or an affiliate thereof) has agreed to indemnify the mortgagee against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Mortgagor in connection with such Mortgage Loan.

            20. Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, except as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, redemption, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            21. As of the Closing Date no Mortgaged Property, nor any portion thereof, is the subject of, and no Mortgagor under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

            22. Each Mortgage Loan is a whole loan, and not a participation interest in a mortgage loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (other than the ARD Loans). Neither the Seller nor any Affiliate thereof has any obligation to make any capital contribution to the Mortgagor under the Mortgage Loan or otherwise.

            23. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any equity interest in the related Mortgagor, is directly or indirectly transferred, sold or pledged, other than by reason of family and estate planning transfers, transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in the Mortgagor, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control). The Mortgage requires the Mortgagor to pay all reasonable fees and expenses associated with securing the consents or approvals described in the preceding sentence including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

            24. The terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage other than any material amendment or modification which has been effected pursuant to a written instrument and has been duly submitted for recordation to the extent necessary to protect the interests of the mortgagee, and is a part of the related Mortgage File. Except as set forth on Schedule 24, no consents, waivers, modifications, alterations or assumptions of any kind with respect to a Mortgage Loan have occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Allied Capital Corporation.

            25. Each related Mortgaged Property was inspected by or on behalf of the originator of the related Mortgage Loan within the 12 months prior to the related origination date.

            26. Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor of not less than 125% of the related allocated loan amount of such Mortgaged Property,
      (b) upon payment in full of such Mortgage Loan, (c) upon defeasance permitted under the terms of such Mortgage Loan by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. government securities sufficient to pay the Mortgage Loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Mortgage Loan as set forth on Schedule 26, (e) where release is conditional upon the satisfaction of certain underwriting and legal requirements which would be acceptable to a reasonably prudent commercial mortgage lender and the payment of a release price that represents at least 125% of the appraised value of such Mortgaged Property or (f) releases of unimproved out-parcels or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan.

            27. Each Mortgage Loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with all conditions set by, the holder of the Mortgage Loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such Mortgage Loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of non-callable U.S. government securities in an amount sufficient to make all scheduled payments under such Mortgage Loan when due, (C) at the mortgagee's election, the Mortgage Loan may only be assumed by a single-purpose entity designated or approved by the holder of the Mortgage Loan and (D) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. The Mortgagor is required by the Mortgage Loan documents to pay all reasonable costs and expenses, including Rating Agency fees, associated with defeasance.

            28. To the Seller's knowledge, as of the date of origination of such Mortgage Loan, based on an opinion of counsel, an endorsement to the related title policy, a zoning letter or a zoning report, and, to the Seller's knowledge, as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property which are not covered by title insurance. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Mortgaged Property.

            29. To the Seller's knowledge, based on surveys or the Title Insurance Policy, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties for which the use or improvements are legally non-conforming) to an extent which would have a material adverse effect on the value or the related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to an extent which would have a material adverse effect on the value or the related Mortgagor's use and operation of such Mortgaged Property unless covered by the Title Insurance Policy.

            30. Each Mortgage Loan with an original principal balance over $5,000,000 requires the Mortgagor to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Mortgagor is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person. With respect to each Mortgage Loan with an original principal balance over $15,000,000, the organizational documents of the related Mortgagor provide substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person. The Servicing File for each such Mortgage Loan having an original principal balance of $20,000,000 or more contains a counsel's opinion regarding non-consolidation of the Mortgagor in any insolvency proceeding involving any other party. The organizational documents of any Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. With respect to any such single member limited liability company, which is the Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more, there was obtained and the Servicing File contains an opinion of such Mortgagor's counsel confirming that the law of the jurisdiction in which such single member limited liability company was organized permits such continued existence upon such bankruptcy, dissolution, liquidation or death of the sole member of the Mortgagor.

            31. No advance of funds has been made after origination, directly or indirectly, by the Seller to the Mortgagor and, to the Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

            32. To the Seller's actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding against the Mortgagor or the related Mortgaged Property, which could reasonably be expected to materially and adversely affect either such Mortgagor's performance under the related Mortgage Loan documents, the security intended to be provided by the Mortgage Loan documents or the value or current use of the Mortgaged Property. The Seller has received no notice of any governmental investigation against the Mortgagor or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such Mortgagor's performance under the related Mortgage Loan documents, the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

            33. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

            34. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage or may be substituted in accordance with applicable law by the related mortgagee, and no fees or expenses are, or will become, payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor or in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full and such fees, to the extent payable to such trustee, are obligations of the related Mortgagor.

            35. The related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement and disclosed on the Mortgage Loan Schedule. There is no material collateral securing any Mortgage Loan that has not been or will not be assigned to the Trustee.

            36. The improvements located on the Mortgaged Property are either
      (i) not located in a federally designated special flood hazard area or if so located flood insurance is not required by the Federal Emergency Management Agency or (ii) if so located and required, the Mortgagor is required to maintain, or the mortgagee maintains, a flood insurance policy with respect to such improvements meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan, and (2) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Seller, such insurance coverage required under each Mortgage, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller.

            37. All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan Documents have been deposited with and are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows, deposits and payments have been applied in accordance with their intended purposes or are being conveyed by the applicable Seller to the Purchaser and identified as such with appropriate detail.

            38. The related Mortgagor has represented to the Seller that, and the Mortgage or other related Mortgage Loan documents require, and to the knowledge of the Seller, as of the date of origination of the Mortgage Loan, such Mortgagor or the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, which the related Mortgagor represented were valid and in full force and effect, and, as of the Cut-Off Date, the Seller has no knowledge of termination, breach, default or invalidity.

            39. The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller or, to the actual knowledge of the Seller, any predecessor or prior servicer with respect to the Mortgage Loan, have been in all respects legal and have met customary industry standards.

            40. In respect of each Mortgage Loan, in reliance on certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.

            41. Except as described on Schedule 41, each Mortgage Loan is non-recourse, except that the Mortgagor and a guarantor who is ether a principal of the Mortgagor or other entity or natural person with assets other than any interest in the Mortgagor has agreed to be liable for all liabilities, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud and/or other intentional material misrepresentation by the Mortgagor, (ii) misapplication or misappropriation of rents or insurance proceeds (to the extent received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business), insurance payments or condemnation awards or (iii) violation of applicable environmental laws or breaches of environmental covenants in the Mortgage or related environmental indemnity or guaranty.

            42. Each Mortgaged Property constitutes one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued) or is subject to an endorsement under the related title insurance policy insuring for losses arising from any claim that the Mortgaged Property is not one or more separate tax lots.

            43. Each Mortgage requires the Mortgagor upon request to provide the owner or holder of the Mortgage with quarterly (except for some Mortgage Loans with an original principal balance less than $5,000,000) and annual operating statements (or a balance sheet and statement of income and expenses, rent rolls (if there is more than one tenant) and related information which annual financial statements for all Mortgage Loans with an outstanding principal balance greater than $20,000,000 are required to be audited by an independent certified public accountant.

            44. Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except with respect to the Mortgage Loans listed on
      Schedule 44 attached hereto, which Mortgage Loans are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

                  (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date, and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (B) Such Ground Lease is not subject to any liens or
            encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions;

                  (C) The Mortgagor's interest in such Ground Lease is
            assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Cut-Off
            Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (D) As of the Closing Date such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease as of the Cut-Off Date;

                  (E) Seller or its agent has provided the lessor under the
            Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (F) The mortgagee under such Mortgage Loan is permitted a
            reasonable opportunity to cure any default under such Ground Lease (including where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease), which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the Mortgagor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

                  (G) Such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller, its successors or assigns) which extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

                  (H) Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (I) Under the terms of such Ground Lease and the related
            Mortgage, taken together, any related insurance proceeds will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

                  (J) Such Ground Lease does not impose any restrictions on
            subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

                  (K) Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns.

            45. Except with respect to the Mortgage Loans secured by Ground Leases, each of the Mortgagors (or its affiliates) has title in the fee simple interest in each related Mortgaged Property.

            46. If Loan No. 1, 2, 15 or 45 is not paid in full by its Anticipated Repayment Date, and assuming that it is not otherwise in default, the rate at which such Mortgage Loan accrues interest will increase to the greater of the sum of the original Mortgage Rate and 200 basis points or a specified treasury index plus the original spread plus 200 basis points. The Anticipated Repayment Date is not less than 5 years from the date of origination of Loan No. 1, 2, 15 or 45, as the case may be. After the Anticipated Repayment Date, the respective loan documents provide that excess cash flow after payment of expenses, including scheduled interest and capital expenditures approved by the lender, will be used to repay principal and the related Mortgagor is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the holder of the Mortgage Loan.

            47. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

            48. The Mortgage Loan was not originated for the purpose of financing the construction of incomplete improvements on the related Mortgaged Property other than tenant improvements.

            49. In the origination and servicing of the Mortgage Loan, neither Seller nor the originator nor any employee or agent of Seller or such originator participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan. To Seller's knowledge, no Mortgagor or guarantor originated a Mortgage Loan.

            50. The Mortgage or Servicing File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

            51. Except as disclosed in Schedule 51 or the Prospectus Supplement,
      (1) no Mortgagor is the mortgagor with respect to more than one Mortgage Loan and (2) to the Seller's knowledge, no group of Mortgage Loans with affiliated Mortgagors have an aggregate principal balance equaling more than $0.

            52. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

            (a) the Seller:

            (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; or

            (ii) has delivered or caused to be delivered to the insurer or its agent under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property,

in each case with respect to (i) or (ii) to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Mortgagor's ability to recover under such policy;

            (b) all premiums for such insurance have been paid;

            (c) such insurance is in full force and effect;

            (d) such insurance has a term of at least 5 years beyond the Maturity Date (or the Anticipated Repayment Date for ARD Loans) of such Mortgage Loan;

            (e) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule 52, (A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) such report did not recommend any action requiring the expenditure of any material funds and the related Mortgage Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan; and

            (f) rights under such policy inure to the benefit of the Trustee.

If the Mortgage Loan is listed on Schedule 52 and the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Mortgagor, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect and, to the Seller's knowledge, the Mortgagor has made the disclosures and complied with the requirements of clauses
(a) and (b) of this paragraph 52.

            53. If the Mortgaged Property is subject to any leases, the Mortgagor is the owner and holder of the landlord's interest under any leases (with the exception of any ground lease under which the Mortgagor is a lessee) and the related Mortgage and/or Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rents or provides for rents to be paid directly to mortgagee in the event of a default.

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   SCHEDULE 27
                                   -----------

Loan No.                            Exception
--------                            ---------
15 Doubletree Guest Suites Fort     Although the Mortgage Loan documents do not
Lauderdale, Florida                 explicitly state that the Mortgagor is
                                    responsible for the costs and expenses
                                    incurred in connection with defeasance,
                                    under the terms of such documents, it is Mortgagor's obligation to satisfy the defeasance requirements set forth therein, and the Mortgagor would do so presumably at its own expense. Alternatively, to the extent such defeasance is deemed a consent, the Mortgage Loan documents obligate the Mortgagor to pay the expenses of Mortgagee incurred in granting any such consent.

                                   SCHEDULE 36
                                   -----------

Loan No.                            Exception
--------                            ---------
30 Flamingo Park of Commerce        The amount of required flood insurance is
                                    equal to at least the lesser of (1) the
                                    replacement cost of the Mortgaged Property
                                    (or if the replacement cost coverage is not available, the amount of the debt) or (2) the maximum amount of insurance available under the applicable National Flood
                                    Insurance Administration Program. However, the underwriting for this Mortgage Loan indicates that the replacement cost of the improvements is 119% of the debt.

                                   SCHEDULE 38
                                   -----------

Loan No.                            Exception
--------                            ---------
1 Wilshire Union Center             At the time of origination, the Mortgagor
                                    had not obtained certificates of occupancy for the Autozone Premises, which is currently vacant, and the McDonald's
                                    Premises.  The Mortgage Loan documents
                                    required the Mortgagor to deposit at
                                    origination with Seller $1,500,000 in the case of the Autozone Premises and $1,250,000 in the case of the McDonald's
                                    Premises, as holdbacks, each to be released upon satisfaction of certain conditions, including that the Mortgagor obtain a permanent, unconditional certificate of occupancy for the applicable premises.

                                   SCHEDULE 41
                                   -----------

Loan No.                            Exception
--------                            ---------
2 The Promenade                     An entity or natural person with assets
                                    other than an interest in the Mortgagor has not agreed to be liable for losses suffered in connection with the violation of applicable environmental laws or breaches of environmental covenants in the Mortgage or related environmental indemnity or guaranty. However, the Mortgagor has agreed to be liable for such losses, and the Mortgagor has obtained a secured creditor insurance policy.

58 Herndon Center V                 An entity or natural person with assets
                                    other than an interest in Mortgagor has not agreed to be liable for losses suffered in connection with the violation of applicable environmental laws or breaches of environmental covenants in the Mortgage or related environmental indemnity or guaranty. However, the Mortgagor and the general partner of the Mortgagor have agreed to be liable for such losses.

15 Doubletree Guest Suites Fort     An entity or natural person with assets
Lauderdale, Florida                 other than an interest in the Mortgagor has
                                    not agreed to be liable for losses suffered in connection with the fraud and/or other material misrepresentation by the Mortgagor or the misapplication or misappropriation of rents or insurance proceeds, insurance payments or condemnation awards.

                                   SCHEDULE 42
                                   -----------

Loan No.                            Exception
--------                            ---------
57 Green River Center               Parcel 2 of the Mortgaged Property does not
                                    constitute a tax parcel separate from the property adjacent to it. However, the owner of the adjacent property is an affiliate of the Mortgagor, and taxes will be impounded for the adjoining property until such time as Parcel 2 is its own tax parcel.

                                   SCHEDULE 46
                                   -----------

Loan No.                            Exception
--------                            ---------
1 Wilshire Union Center             If the Mortgage Loan is not paid in full by
                                    its Anticipated Repayment Date, and
                                    assuming that it is not otherwise in
                                    default, the rate at which such Mortgage
                                    Loan accrues interest will increase to (1) the greater of the sum of (i) the original
                                    Mortgage Rate and 500 basis points or (ii) a specified treasury index plus 500 basis points or (2) for so long as the Note is an asset of a trust, partnership, corporation or other entity formed in connection with a secondary market transaction pursuant to which securities rated by a rating agency have been issued, the sum of the original
                                    Mortgage Rate and 200 basis points.

2 The Promenade                     If the Mortgage Loan is not paid in full by
                                    its Anticipated Repayment Date, and
                                    assuming that it is not otherwise in
                                    default, the rate at which such Mortgage
                                    Loan accrues interest will increase to the sum of the original Mortgage Rate and 300 basis points.

15 Doubletree Guest Suites Fort     If the Mortgage Loan is not paid in full by
Lauderdale, Florida                 its Anticipated Repayment Date, and
                                    assuming that it is not otherwise in
                                    default, the rate at which such Mortgage
                                    Loan accrues interest will increase to the greater of the sum of the original Mortgage
                                    Rate and 350 basis points or a specified treasury index plus 550 basis points.

45 Whiteville Shopping Center       If the Mortgage Loan is not paid in full by
                                    its Anticipated Repayment Date, and
                                    assuming that it is not otherwise in
                                    default, the rate at which such Mortgage
                                    Loan accrues interest will increase to the sum of the original Mortgage Rate and 200 basis points.

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN
   NUMBER        MORTGAGE LOAN SELLER     PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
     1               Deutsche Bank        Wilshire Union Center
     2               Deutsche Bank        The Promenade
     15              Deutsche Bank        Doubletree Guest Suites Fort Lauderdale, Florida
     17              Deutsche Bank        Shoppes at Vestal / Pier I Shopping Center
   17.01             Deutsche Bank        Shoppes at Vestal
   17.02             Deutsche Bank        Pier One Shopping Center
     22              Deutsche Bank        St. James Apartments
     25              Deutsche Bank        Northwood Apartments
     30              Deutsche Bank        Flamingo Park of Commerce
     43              Deutsche Bank        Peninsula Portfolio
   43.01             Deutsche Bank        Peninsula Business Center I & II
   43.02             Deutsche Bank        Peninsula Oyster Point
     45              Deutsche Bank        Whiteville Shopping Center
     50              Deutsche Bank        Cheyenne Plaza
     51              Deutsche Bank        Pavilion Centre
     57              Deutsche Bank        Green River Center
     58              Deutsche Bank        Herndon Center V
     70              Deutsche Bank        Business Village West Condominiums
     77              Deutsche Bank        Court Square Office Building Phase I & III
     93              Deutsche Bank        Poythress Apartments

TABLE CONTINUED

MORTGAGE LOAN
   NUMBER         STREET ADDRESS                                                          PROPERTY CITY       PROPERTY STATE
------------------------------------------------------------------------------------------------------------------------------------
     1            Wilshire Boulevard                                                      Los Angeles               CA
     2            9561-9971 Chapman Avenue                                                Garden Grove              CA
     15           2670 East Sunrise Blvd                                                  Fort Lauderdale           FL
     17           Various                                                                 Vestal                    NY
   17.01          2317 Vestal Parkway East                                                Vestal                    NY
   17.02          2540 Vestal Parkway East                                                Vestal                    NY
     22           2615 West Gary Avenue                                                   Las Vegas                 NV
     25           4300 Marble Hall Road                                                   Baltimore                 MD
     30           12000-13000 Miramar Parkway                                             Miramar                   FL
     43           Various                                                                 Newport News              VA
   43.01          11751 & 11761 Rock Landing Drive                                        Newport News              VA
   43.02          825 Diligence Drive                                                     Newport News              VA
     45           10-140 J.K. Powell Blvd.                                                Whiteville                NC
     50           3248-3280 N. Las Vegas Blvd                                             Las Vegas                 NV
     51           8315 Cantrell Road                                                      Little Rock               AR
     57           4225,4325, and 4375 Prado Road                                          Corona                    CA
     58           330-348 Elden Street                                                    Herndon                   VA
     70           1760 West Research Way (2770 S)                                         West Valley City          UT
     77           9842 Lori Road                                                          Chesterfield              VA
     93           2116 East Main Street                                                   Richmond                  VA

TABLE CONTINUED

MORTGAGE LOAN
   NUMBER        PROPERTY ZIP CODE      PROPERTY TYPE           NUMBER OF UNITS     UNIT TYPE        ORIGINAL PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     1                 90017               Retail                       216,458      Sq. Ft.                  35,000,000.00
     2                 92641               Retail                       351,537      Sq. Ft.                  27,600,000.00
     15                33304             Hospitality                        229       Rooms                   13,916,184.99
     17                13850               Retail                       105,815      Sq. Ft.                  10,975,000.00
   17.01               13850               Retail                        92,328      Sq. Ft.
   17.02               13850               Retail                        13,487      Sq. Ft.
     22                89123             Multifamily                        180       Units                    9,800,000.00
     25                21218             Multifamily                        389       Units                    9,700,000.00
     30                33025              Mixed Use                     109,664      Sq. Ft.                   8,270,000.00
     43                23606               Office                       101,361      Sq. Ft.                   5,500,000.00
   43.01               23606               Office                        62,292      Sq. Ft.
   43.02               23606               Office                        39,069      Sq. Ft.
     45                28472               Retail                        62,935      Sq. Ft.                   5,450,000.00
     50                89115               Retail                        94,764      Sq. Ft.                   5,000,000.00
     51                72227               Office                        50,403      Sq. Ft.                   4,875,000.00
     57                92880             Industrial                     177,115      Sq. Ft.                   4,375,000.00
     58                20171               Retail                        18,999      Sq. Ft.                   4,000,000.00
     70                84119             Industrial                      65,794      Sq. Ft.                   3,075,000.00
     77                23832               Office                        31,374      Sq. Ft.                   2,475,000.00
     93                23223             Multifamily                         31       Units                    1,800,000.00

TABLE CONTINUED

                                CURRRENT              MONTHLY                                       ORIG TERM        REM TERM TO
 MORTGAGE LOAN                 PRINCIPAL                DEBT                     ACCRUAL            TO STATED          STATED
    NUMBER                      BALANCE                SERVICE          RATE        BASIS             MATURITY        MATURITY
------------------------------------------------------------------------------------------------------------------------------------
      1                      34,977,448.28           230,510.05        6.900%     Actual/360            120              119
      2                      27,600,000.00           194,497.38        7.580%     Actual/360            120              120
      15                     13,846,138.98           103,837.15        7.610%     Actual/360            114              107
      17                     10,975,000.00            77,491.70        7.600%     Actual/360            120              120
    17.01
    17.02
      22                      9,800,000.00            65,925.23        7.110%     Actual/360            120              120
      25                      9,700,000.00            66,565.17        7.040%     Actual/360             84               84
      30                      8,265,438.47            57,259.81        7.400%     Actual/360            120              119
      43                      5,500,000.00            36,850.57        7.070%     Actual/360            120              120
    43.01
    43.02
      45                      5,446,954.79            37,586.10        7.360%     Actual/360            120              119
      50                      4,995,342.11            36,949.56        7.500%     Actual/360            120              119
      51                      4,872,258.51            33,554.20        7.340%     Actual/360            120              119
      57                      4,372,725.95            30,830.65        7.580%     Actual/360            120              119
      58                      4,000,000.00            28,490.82        7.690%     Actual/360            120              120
      70                      3,073,287.37            21,227.78        7.370%     Actual/360            120              119
      77                      2,470,080.63            16,766.51        7.180%     Actual/360            120              117
      93                      1,798,991.00            12,401.50        7.350%     Actual/360            120              119

TABLE CONTINUED

                  STATED
                  MATURITY     ORIG       REM                                    ARD       ANTICIPATED
MORTGAGE LOAN     (OR ARD)     AMORT     AMORT      LEASEHOLD        SERVICING   LOAN       REPAYMENT
   NUMBER           DATE       TERM      TERM        FLAG               FEE      FLAG          DATE
------------------------------------------------------------------------------------------------------------------------------------
      1           1/1/12       360        359                         0.0500%    ARD         1/1/12
      2           2/1/12       360        360                         0.0500%    ARD         2/1/12
      15          1/1/11       300        295                         0.0500%    ARD         1/1/11
      17          2/1/12       360        360                         0.0500%
    17.01                                                             0.0500%
    17.02                                                             0.0500%
      22          2/1/12       360        360                         0.0500%
      25          2/1/09       330        330                         0.0500%
      30          1/1/12       360        359                         0.0500%
      43          2/1/12       360        360                         0.0500%
    43.01                                                             0.0500%
    43.02                                                             0.0500%
      45          1/1/12       360        359                         0.0500%    ARD         1/1/12
      50          1/1/12       300        299                         0.0500%
      51          1/1/12       360        359                         0.0500%
      57          1/1/12       360        359                         0.1250%
      58          2/1/12       360        360                         0.0500%
      70          1/1/12       360        359                         0.0500%
      77         11/1/11       360        357                         0.0500%
      93          1/1/12       360        359                         0.0500%

TABLE CONTINUED

                                                                                              LETTER
                      LEASE                                CROSS                               OF           INTEREST
MORTGAGE LOAN     ENHANCEMENT      ENVIRONMENTAL       COLLATERALIZED/      DEFEASANCE        CREDIT      RESERVE LOAN      LOCKBOX
    NUMBER        POLICY FLAG       POLICY FLAG           DEFAULTED              FLAG         FLAG            FLAG           TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1                                                                      Defeasance                   Actual/360        Day 1
      2                                 Yes                                  Defeasance                   Actual/360        Day 1
      15                                                                     Defeasance                   Actual/360        Day 1
      17                                                                     Defeasance                   Actual/360
    17.01
    17.02
      22                                                                     Defeasance                   Actual/360
      25                                                                     Defeasance                   Actual/360
      30                                                                     Defeasance                   Actual/360
      43                                                                     Defeasance                   Actual/360
    43.01
    43.02
      45                                                                     Defeasance                   Actual/360      Springing
      50                                Yes                                  Defeasance                   Actual/360
      51                                                                     Defeasance                   Actual/360
      57                                                                     Defeasance                   Actual/360
      58                                                                     Defeasance                   Actual/360
      70                                                                     Defeasance                   Actual/360
      77                                                                     Defeasance                   Actual/360
      93                                                                     Defeasance                   Actual/360        Day 1

TABLE CONTINUED

                         INITIAL          INITIAL                              TOTAL
MORTGAGE LOAN          ENVIRONMENTAL      REPAIR          INITIAL TI/         RESERVE    GRACE
   NUMBER               RESERVES         RESERVES         LC RESERVES          FUNDS     PERIOD                 NOTES
------------------------------------------------------------------------------------------------------------------------------------

      1                                                     2,750,000         2,750,000     5     Monthly Debt Service increases to
                                                                                                    $244,010.05 at payment 61.
      2                                                                                     5
      15                                                                                    5
      17                                                                                    5
    17.01
    17.02
      22                                                                                    5
      25                    43,750        413,750                               457,500     5
      30                                                      100,000           100,000     5
      43                                   13,750             400,000           413,750     5
    43.01
    43.02
      45                                                                                    5
      50                                   12,500             225,000           237,500     5
      51                                                      100,000           100,000     5
      57                                   65,000                                65,000     5
      58                                                                                    5
      70                                                       10,000            10,000     5
      77                                                      150,000           150,000     5
      93                                                                                    5